UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2023

TECHCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56041	06-1701678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901, 29th Floor, Boulevard Plaza Tower 2,

Burj Khalifa District, Downtown Dubai, UAE

(Address of principal executive offices)

+6261-80512888

(Issuer’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

Effective as of November 3, 2023, Mr. Seng Yeap Kok resigned as the Chief Executive Officer, and Director of TechCom Inc. (the “Company”) and Mr. Lau Chew Chye resigned as the Chief Financial Officer, Secretary and Director of the Company.

Appointment of Directors and Officers

Effective as of November 3, 2023, AlphaBit, LLC, the holder of a majority of the issued and outstanding shares of Common Stock of the Company, elected Mr. Sheharyar Haider Malhi and Mr. Carl Stuart Agren as Directors of the Company and accepted the resignations of Mr. Seng Yeap Kok and Mr. Lau Chew Chye.

Effective as of November 3, 2023, the Board of Directors (the “Board”) of the Company appointed Mr. Charles Faulkner to serve as its Chief Executive Officer and Mr. Simon Wajcenberg to serve as its Chief Financial Officer and Secretary.

The Company currently pays no compensation to the new officers and no compensation will be paid so long as the Company has no operations or capital. Compensation will be paid should the Company become an operating company, of which there can be no assurance.

Neither Mr. Agren, Mr. Malhi , Mr. Wajcenberg nor Mr. Faulkner have any family relationships with any director or other executive officer of the Company. There are no transactions between the Company and any of these individuals that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical Information

Mr. Carl Stuart Agren, age 47 – From April 2022 through the present, Mr. Agren has served as Chief Executive Officer of Phoenix Group, a company specializing in cryptocurrency and blockchain technology. From May 2018 thought March 2022, he served as Chief Operating Officer of G42 Cloud. The Company believes the Mr. Agren is well suited to be a Director due to his experience in international senior level management and as a company officer. Mr. Agren has a Master of Art, Business Information Systems, from the University of Phoenix and a Bachelor of Science, Business Information Systems from the University of Idaho.

Mr. Sheharyar Haider Malhi, age 41 – From July 2023 through the present, Mr. Malhi has been the Chief Financial Officer of Phoenix Group. From May 2022 through July 2023, he was Chief Financial Officer of AI Group. From March 2022 through May 2022, he was Director of KPMG Norway. From November 2018 through March 2020, he was Chief Financial Officer of AK Jensen. From November 2008 through November 2018, he was Senior Manager at KPMG in Ireland and Norway. The Company believes that Mr. Malhi is well qualified to be a Director due to his extensive senior management and director level roles throughout Europe and the Middle East.

Charles Faulkner, age 38 - Mr. Faulkner has served as Chief Executive Officer of EdgeMode Inc. from March 2020 to present. At EdgeMode, he is responsible for general management of business operations, vision and growth of the business, including corporate development, marketing and strategy. He worked as a director responsible for day to day management of operations at North Block Capital Led. from December 2017 to March 2020. Mr. Faulkner has a Bachelor of Arts with honors from De Montfort University.

Simon Wajcenberg, age 56 - Mr. Wajcenberg has served as the Chairman and Chief Financial Officer, with responsibility for board oversight and financial operations, at EdgeMode Inc. from March 2020 through the present. He served as Chief Executive Officer of North Block Capital Ltd from December 2017 through March 2020. He has served as Chairman of the Board of EdgeMode Inc., a company publicly traded in the United States, from February 2022 to present. Mr. Wajcenberg has passed three A levels in the United Kingdom.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechCom, Inc.

Dated: November 7, 2023

By: /s/ Charles Faulkner

Charles Faulkner

Chief Executive Officer

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